Exhibit 10.2

CRC INSURANCE SERVICES, INC.

Sublandlord

and

AMERITRANS CAPITAL CORPORATION

Subtenant

_______________________________________________________________

SUBLEASE

_______________________________________________________________

July__, 2010

TABLE OF CONTENTS

1.	Term	1
2.	Annual Fixed Rent and Additional Charges	1
3.	Use of the Sublease Premises	4
4.	Incorporation of Overlease Terms	4
5.	Non-Applicability of Certain Provisions of the Overlease	6
6.	Sublease Subject to Overlease	6
7.	Utilities and Services	8
8.	Compliance with Laws	8
9.	Alterations	8
10.	Signage	8
11.	Insurance	9
12.	Non-Liability and Indemnification	10
13.	Access; Change in Facilities	11
14.	Damage or Destruction	11
15.	Eminent Domain	11
16.	At End of Term	12
17.	Rules and Regulations	13
18.	Estoppel Certificates	13
19.	No Recording	14
20.	Waiver of Trial By Jury	14
21.	Assignment and Subletting	14
22.	Parking; Directory	14
23.	Brokerage	15
24.	Assignment of the Overlease	15
25.	Notices and Cure Periods; Conditions of Limitation and Remedies	15
26.	Condition of the Sublease Premises	17
27.	Security	17
28.	No Personal Liability	18
29.	Miscellaneous	19
30.	Valid Authority	19
31.	No Existing Subtenants	19
32.	Consent of Overlandlord under the Overlease	20

EXHIBIT A – Floor Plan of Sublease Premises

EXHIBIT B – Overlease

EXHIBIT C – Furniture and Equipment

SUBLEASE

AGREEMENT OF SUBLEASE (“Sublease”) dated as of the ____ day of July, 2010, by and between CRC INSURANCE SERVICES, INC., a Delaware corporation having an address at One Metroplex Drive, Birmingham, Alabama 35209 (“Sublandlord”), and AMERITRANS CAPITAL CORPORATION, a Delaware corporation having an office at 830 Third Avenue, 8th Floor, New York, New York, 10022 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by Lease, dated as of December 12, 2006, by and between 50 Jericho Quadrangle LLC (“Overlandlord”), as landlord, and Sublandlord, as tenant, (the “Overlease”), Sublandlord leased from Overlandlord certain premises (the “Premises”) in the building (the “Building”) located at 50 Jericho Quadrangle, Jericho, New York (as more fully described in the Overlease) for a term to expire on July 31, 2017; and

WHEREAS, Subtenant desires to sublet from Sublandlord a portion of the Premises in the Building, as more particularly shown on the floor plan annexed hereto and made a part hereof as Exhibit A (the “Sublease Premises”), together with the non-exclusive use of Sublandlord’s pantry, as also indicated on Exhibit A (“Pantry”), upon the terms and subject to the provisions and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

1.

Term.  Sublandlord hereby sublets the Sublease Premises to Subtenant, and Subtenant hereby hires the Sublease Premises from Sublandlord, for a term (the “Term”) which shall commence on the date (the “Commencement Date”) that shall be the later to occur of (i) the execution and delivery of this Sublease in the condition required pursuant to Section 26 of this Sublease, or (ii) the date that Overlandlord shall have consented to this Sublease, and which shall end on July 30, 2017 (the “Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease; provided, however, Sublandlord may terminate this Sublease in its sole and absolute discretion, for any or no reason, effective July 30, 2014, on written notice to Subtenant given no later than July 30, 2013, in which event the Expiration Date shall be July 30, 2014.

2.

Annual Fixed Rent and Additional Charges.

A.

Subtenant covenants and agrees that, from and after the Commencement Date and continuing thereafter during and throughout the entire Term, Subtenant shall pay to Sublandlord the Fixed Rent at the annual rate set forth in Subparagraph 2B below, in lawful money of the United States, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term, at the office of Sublandlord or such other place as Sublandlord may designate, without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except that Subtenant shall pay the first full monthly installment of Fixed Rent simultaneously with the execution and delivery of this Sublease.  The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term, if any, shall be prorated, and if Subtenant’s obligation to pay Fixed Rent shall commence on a date which shall be other than the first day of a calendar month, the same shall be prorated and paid together with the first full monthly installment of Fixed Rent.

B.

The “Fixed Rent” and “Electricity” and shall be:

			Total Base	Total Base
		Base Annual	Annual Rent +	Monthly Rent +
Period	Annual Rent	Electricity*	Electricity*	Electricity*
7/1/10 – 6/30/11	$88,890.00	$9,629.75	$98,519.75	$8,209.98
7/1/11 – 6/30/12	91,556.70	$9,629.75	101,186.45	8,432.20
7/1/12 – 6/30/13	94,303.40	$9,629.75	103,933.15	8,661.10
7/1/13 – 6/30/14	97,132.50	$9,629.75	106,762.25	8,896.85
7/1/14 – 6/30/15	100,046.48	$9,629.75	109,676.23	9,139.69
7/1/15 – 6/30/16	103,047.87	$9,629.75	112,677.62	9,389.80
7/1/16 – 6/30/17	106,139.31	$9,629.75	115,769.06	9,647.42
7/1/17 – 7/30/17	109,323.49	$9,629.75	118,953.24	9,912.77

*     Note:  Electricity is subject to escalations pursuant to Schedule C of the Overlease.

C1

C.

In addition to the Fixed Rent payable hereunder, Subtenant covenants to pay, for periods occurring wholly or in part within the Term, as additional rent (“Additional Charges”), without any deduction, offset, abatement, defense and/or counterclaim whatsoever (i) an amount (the “Tax Escalation Payment”) equal to Subtenant’s Percentage of the amount, if any, by which the Taxes payable for any Comparative Tax Year (any part or all of which falls within the Term) shall exceed the Tax Base Factor (as hereinafter defined) for such Comparative Tax Year; provided, however, that, if the Commencement Date shall occur other than on the first day of a Lease Year or if the Term shall expire or be sooner terminated on other than the last day of a Lease Year, then the Tax Escalation Payment in respect thereof shall be prorated to correspond to that portion of such Comparative Tax Year or calendar year, as applicable, occurring within the Term, and (ii) all other amounts that are required to be paid as “rent” or “additional rent” (other than the “Base Annual Rent” due under the Overlease) to Overlandlord pursuant to the terms of the Overlease and which are payable with respect to the Sublease Premises for periods occurring wholly or in part within the Term (including, without limitation, those amounts described in Paragraph 7 below), in each case at the rates and other amounts equal to that actually charged by Overlandlord.  If Sublandlord receives any refunds of any amounts paid by Sublandlord in respect of Taxes, then Sublandlord shall pay to Subtenant a portion of such refund reflecting the proportion of the amounts payable by Sublandlord in respect of Taxes under the Overlease that is payable by Subtenant under this Sublease.

D.

Sublandlord shall furnish to Subtenant copies of any and all statements prepared by or on behalf of Overlandlord relating to Overlandlord’s calculation of Taxes and other items of Additional Charges, and which pertain to the Sublease Premises, if and to the extent received by Sublandlord from Overlandlord.

E.

For the purposes of this Sublease:

(i)

“Subtenant’s Percentage”, for purposes of calculating the tax escalation, shall mean 2.176%.

(ii)

“Tax Base Factor” shall mean the real estate taxes for the Building for the period from July 1, 2010 to June 30, 2011 for School taxes, and January 1, 2010 to December 31, 2010 for General taxes, as finally determined.

(iii)

“Building” shall have the meaning set forth in the Overlease.

(iv)

“Comparative Tax Year” shall mean the real estate tax year commencing on July 1, 2010, for School taxes, and January 1, 2010 for General taxes, and each subsequent real estate tax year.

(v)

“Taxes” shall have the meaning set forth in the Overlease.

F.

Subtenant shall pay all Additional Charges payable under Subparagraph 2C above and Paragraph 7 below directly to Sublandlord at least five (5) business days prior to the respective due dates under the Overlease for the payment of such charges; provided that in all events, Subtenant shall have not less than three (3) business days following notice of such Additional Charges (which notice shall contain all statements and other information provided by Overlandlord or otherwise received by Sublandlord in respect thereof) in which to pay such Additional Charges.

G.

In the event that Sublandlord fails to make timely payment to Overlandlord of “Base Annual Rent”, “Electricity”, “additional rent” or any other payments of rent due under the Overlease, and such failure follows the failure of Subtenant to make timely payment to Sublandlord of the corresponding installment of Fixed Rent or Additional Charges due hereunder, Subtenant shall pay to Sublandlord, as additional rent, such interest prorated to Subtenant’s portion as shall be charged by Overlandlord to Sublandlord in accordance with the provisions of the Overlease.

H.

All payments of Fixed Rent and Additional Charges (Fixed Rent and Additional Charges are collectively referred to herein as “Rent”) shall be made by good and sufficient check (subject to collection) currently dated, drawn on a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Subtenant, without endorsements, to the order of Sublandlord.

I.

In the event that “additional rent” is due under the Overlease with respect to any period that precedes the Commencement Date or follows the Expiration Date, Subtenant’s obligations hereunder on account of such “additional rent” shall be appropriately prorated.

J.

Notwithstanding anything to the contrary contained in this Sublease, all sums of money, other than Fixed Rent, as shall become due and payable by Subtenant to Sublandlord under this Sublease shall be deemed to be Additional Charges, and Sublandlord shall have the same rights and remedies in the event of non-payment of Additional Charges as are available to Sublandlord for the non-payment of Fixed Rent.

K.

No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid under this Sublease shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment from Subtenant or otherwise without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord.

L.

Subtenant shall pay (or reimburse Sublandlord if the same are levied against Sublandlord) before delinquency, any occupancy or rent tax which is required by law to be paid with respect to this Sublease or the Sublease Premises.  Subtenant shall also pay (or reimburse Sublandlord if the same are levied against Sublandlord) before delinquency, any and all ad valorem or other taxes, assessments, license fees and public charges levied or assessed against Subtenant’s business in the Sublease Premises, Subtenant’s fixtures, furnishings, furniture, equipment, supplies, signs and any other personal property therein.

3.

Use of the Sublease Premises.  Subtenant shall use and occupy the Sublease Premises only for administrative and executive office purposes in accordance with the terms and conditions of the Overlease (the “Permitted Use”), and for no other purpose, and Subtenant covenants not to do any act which will result in a violation of the Overlease.

4.

Incorporation of Overlease Terms.

A.

All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease, unless the context clearly requires otherwise.

B.

Except as herein otherwise expressly provided, all of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof.  The rights and obligations contained in the Overlease are, during the term of this subletting, hereby imposed upon the respective parties hereto, with Sublandlord being substituted for “Landlord”, and Subtenant being substituted for “Tenant”, with respect to the Overlease; provided, however, that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease, and Sublandlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord.

C.

It is expressly agreed that Sublandlord shall not be obligated to perform any obligation which is the obligation of Overlandlord under the Overlease.  Sublandlord shall have no liability to Subtenant by reason of the default of Overlandlord under the Overlease.  Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities required under the Overlease to be rendered by Overlandlord, to carry insurance required under the Overlease to be carried by Overlandlord, to perform any maintenance obligations required of Overlandord by the terms of the Overlease, or to clean up, remove or remediate any hazardous substances, or to make repairs, replacements, restorations, alterations, additions or improvements required to be made by Overlandlord under the Overlease or to perform any work or any of the obligations required of Overlandlord by the terms of the Overlease (including, without limitation, the obligation of Overlandlord to comply with Applicable Laws).  Sublandlord agrees, however, to use reasonable efforts to enforce Sublandlord’s rights against Overlandlord under the Overlease for the benefit of Subtenant upon Subtenant’s written request therefor (and to forward to Overlandlord any notices or requests for consent or approval as Subtenant may reasonably request).  Subtenant shall promptly reimburse Sublandlord for any and all actual out-of-pocket costs (including, without limitation, reasonable attorney’s fees and disbursements) which Sublandlord shall incur in expending such efforts.  Nothing contained in this Subparagraph 4C shall require Sublandlord to institute any suit or action to enforce any such rights.  Subtenant acknowledges that the failure of Overlandlord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in Rent payable hereunder, but Subtenant shall be entitled to any abatement to which Sublandlord would receive as a result of the failure of Overlandlord to comply with its obligations under the Overlease.

D.

Wherever the Overlease refers to the “Demised Premises”, such references for the purposes hereof shall be deemed to refer to the Sublease Premises.

E.

Wherever the Overlease refers to the “lease”, such references for the purposes hereof shall be deemed to refer to this Sublease.

F.

Wherever the Overlease refers to “Base Annual Rent”, such references for the purposes hereof shall be deemed to refer to Fixed Rent.

G.

Wherever the Overlease refers to “additional rent”, “tax escalation”, “Taxes”, or “Electricity” such references for the purposes hereof shall be deemed to refer to Additional Charges.

H.

Wherever the Overlease refers to a notice, demand, statement, consent, approval, request or any other communication between the parties thereto, such references for the purposes hereof shall be deemed to refer to a notice described in Subparagraph 25A of this Sublease.

I.

Wherever the Overlease refers to “Landlord’s Initial Construction” or any other obligation on the part of the landlord under the Overlease to perform any work to prepare all or any part of the Premises for the initial occupancy of the tenant thereunder, such obligation shall be deemed to have been satisfied, and Sublandlord shall have no obligation to perform such work.

J.

Wherever the Overlease refers to an obligation commencing on the Commencement Date, such obligation shall be deemed to commence on the Commencement Date (as defined in this Sublease).

K.

Sublandlord represents that, as of the date hereof, (i) the Overlease annexed hereto as Exhibit B and made a part hereof is a true and complete copy of the Overlease (redacted as to financial terms), except as to certain intentionally omitted provisions as set forth in Paragraph 5 herein, which provisions are expressly made inapplicable to Subtenant and the Sublease Premises, (ii) the Overlease has not been otherwise modified, amended or supplemented, (iii) the Overlease is in full force and effect in accordance with its terms, (iv) Sublandlord has (x) paid all rent and additional rent due under the Sublease prior to the date hereof, (y) not received any notice of default by Sublandlord as tenant under the Overlease, which default remains uncured and (z) not given to Overlandlord as landlord under the Overlease any notice of any default that remains uncured as of the date hereof, (v) Sublandlord holds the entire tenant’s interest in the Sublease Premises under the Overlease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Overlease), and (vi) the expiration date of the Overlease is July 31, 2017.

5.

Non-Applicability of Certain Provisions of the Overlease.  The following provisions of the Overlease shall not be incorporated in this Sublease by reference:

A.

the following articles and sections of the Overlease: the lead-in on page 1 beginning with the words “Agreement of Lease” and ending with the “(“Tenant”)”; Article 1; Article 2; Sections 3A, 3D and 3E; Article 5; Article 35; Article 47; Article 48, Article 50, Article 51.

B.

the following exhibits of the Overlease, including all references thereto in the Overlease:  Schedule A, Exhibit 1.

6.

Sublease Subject to Overlease.

A.

This Sublease is expressly made subject and subordinate to all of the terms and conditions of the Overlease and to all items and matters which the Overlease is subject and subordinate, except as may otherwise be specifically provided to the contrary in this Sublease, to the extent applicable to the Sublease Premises.  Subtenant hereby assumes and covenants that, throughout the Term, Subtenant shall observe and perform, all of the provisions of the Overlease, to the extent applicable to the Sublease Premises, which are to be observed and performed by the tenant thereunder.  Subtenant covenants that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease.  Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default by Subtenant in Subtenant’s performance of those terms, covenants and conditions of the Overlease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Additional Charges hereunder and shall be payable upon demand.  In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublandlord’s consent shall also be required hereunder.  The indemnification obligations of Subtenant under this Section 6(A) shall not include any matters arising out of the gross negligence or willful misconduct of Sublandlord.

B.

Subtenant covenants and agrees that if, by reason of a default on the part of Sublandlord (as the tenant under the Overlease) under the Overlease, the Overlease or the leasehold estate created thereunder is terminated, or in the event of any reentry or repossession of the Premises by Overlandlord, then Subtenant will, at the option of Overlandlord, which shall be exercised in the sole and absolute discretion of the Overlandlord, attorn to Overlandlord on the terms and conditions set forth in this Sublease, and will recognize Overlandlord as Subtenant’s landlord under this Sublease, provided that Overlandlord accepts such attornment, having no obligation to do so, in which event Overlandlord shall assume all prospective obligations of Sublandlord under this Sublease, provided that under no circumstances shall Overlandlord be liable for any brokerage commission due in connection with this Sublease or any renewal or extension thereof, and Overlandlord shall not be (i) liable in any way to Subtenant for any act or omission, neglect or default on the part of Sublandlord under this Sublease, (ii) responsible for any monies owing by, or on deposit with, Sublandlord for the credit of Subtenant, unless and to the extent such monies are delivered to Overlandlord, (iii) subject to any defense, offset or counterclaim which theretofore accrued to Subtenant against Sublandlord, (iv) bound by any previous prepayment of rent or additional rent for more than one month except in the nature of a security deposit or unless previously approved by

Overlandlord, (v) bound by any obligation to make any payment to or on behalf of Subtenant, (vi) bound by any obligation to perform any work or to make improvements to the Sublease Premises (except for any obligations to make repairs as provided in the Overlease), or (vii) bound by any amendment or modification of this Sublease made without Overlandlord’s consent.

C.

Subtenant agrees to be bound, for all purposes of this Sublease, by any modifications or amendments to the Overlease.  Sublandlord agrees not to amend or modify the Overlease in any way that would discriminate against Subtenant, or which would increase Subtenant’s monetary obligations hereunder, shorten the term hereof or decrease Subtenant’s rights with respect to the Permitted Use of the Sublease Premises, or which would otherwise adversely affect Subtenant’s rights or obligations hereunder or increase Subtenant’s obligations, under this Sublease or permit the same to be cancelled or terminated, without Subtenant’s prior written consent.  Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Overlease received by Sublandlord.  Without limiting the foregoing provisions of this Section 6, Sublandlord shall provide Subtenant with (i) a copy of each proposed modification, amendment or supplement to the Overlease not later than three (3) business days prior to the execution thereof and (ii) a copy of each modification, amendment or supplement to the Overlease within three (3) business days following the execution thereof.

D.

Sublandlord covenants and agrees that, so long as Subtenant is not in default hereunder, Sublandlord: (i) shall pay the rent and additional rent (as such terms are defined in and when due and payable under the Overlease) and observe and perform the other terms, provisions, covenants, and conditions of the Overlease on the part of the tenant thereunder to be observed and performed, except to the extent that such terms, provisions, covenants, and conditions are assumed by Subtenant hereunder; and (ii) shall not voluntarily terminate, cancel or surrender the Overlease (including, without limitation, a termination of the Overlease pursuant to Article 51 of the Overlease), except for a termination thereof permitted under the Overlease as a result of casualty or condemnation.

7.

Utilities and Services.  If HVAC, electric current, passenger or freight elevator service, cleaning services, water or any other service shall be furnished to Subtenant and/or the Sublease Premises at any time other than during normal working hours or otherwise if not included as part of Base Annual Rent, as set forth in the Overlease, at the request of Subtenant, Subtenant shall pay to Sublandlord, as Additional Charges for such services, all sums charged by Overlandlord therefor pursuant to the terms of the Overlease.

8.

Compliance with Laws.  Supplementing those provisions of Article 16 of the Overlease (and any other provisions of the Overlease which require the tenant thereunder to comply with applicable laws, orders, ordinances, rules and regulations of any governmental authority or quasi-governmental authority having or asserting jurisdiction) that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, Subtenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Sublandlord, Overlandlord and/or any mortgagee of the Land and/or the Building by reason of or arising out of Subtenant’s failure fully and promptly to comply with the obligations of the “Tenant” under of the Overlease (and any other provisions of the Overlease which require the tenant thereunder to comply with applicable laws, orders, ordinances, rules and regulations of any governmental authority or quasi-governmental authority having or asserting jurisdiction), as such provisions are applicable to the Sublease Premises.

9.

Alterations.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 9) the provisions of Article 15 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

A.

Any and all alterations proposed to be made by Subtenant in the Sublease Premises, if any, shall be subject to:  (i) Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (x) such alteration is non-structural, and (y) such alteration does not affect or involve any portion of the Building or the Building systems outside of the Sublease Premises; and (ii) if and to the extent Overlandlord’s consent would be required under the Overlease if Sublandlord, as tenant under the Overlease, were making such alterations, Overlandlord’s prior written consent.

B.

In any instance where Overlandlord’s consent to an alteration proposed to be made by Subtenant shall be required, and Overlandlord shall withhold such consent, then Sublandlord’s consent to such alteration shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

10.

Signage.  Modifying (to the extent of any inconsistency between the applicable provisions of the Overlease and this Paragraph 10) those provisions of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, the installation of any signs or other form of identification proposed to be installed by Subtenant in the Sublease Premises or on the entrance doors of the Sublease Premises shall be subject to:  (i) Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) Overlandlord’s prior written consent.  In any instance where Overlandlord shall withhold such consent, then Sublandlord’s consent to the installation of any such signs or other form of identification shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

11.

Insurance.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 11) the provisions of Article 39 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

A.

Subtenant shall, at its own cost and expense, obtain, maintain and keep in force during the Term for the benefit of Sublandlord, Subtenant, Overlandlord and such other parties as are named in the Overlease, the insurance coverage required under Article 39 of the Overlease or such additional or different types of insurance coverage required by Overlandlord pursuant to the terms of the Overlease.

B.

Sublandlord, Overlandlord and such other parties as are required to be named pursuant to the Overlease, including, without limitation, Overlandlord’s agents and any mortgagee or lessor or lessee under any ground or underlying lease, shall be named as additional insureds and/or loss payee, as applicable, in said policies and shall be protected against all liability occasioned by an occurrence insured against.  All of said policies of insurance shall be: (i) written as “occurrence” policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Sublandlord may carry, and (iii) issued by insurance companies which are reasonably satisfactory to Sublandlord, and which are licensed to do business in the State of New York.  Said policies shall also provide that the insurer will give Sublandlord at least thirty (30) days prior written notice of cancellation of said policy or of any modification thereof, and said policies shall comply with the provisions of Article 39 of the Overlease.  Subtenant shall deliver to Sublandlord the policies of insurance or certificates thereof, together with evidence of the payment of premiums thereon, prior to the Commencement Date or such earlier date that Subtenant may have been given access to the Sublease Premises, and shall thereafter furnish to Sublandlord, at least twenty (20) days prior to the expiration of any such policies and any renewals thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon.

C.

Subtenant shall pay all premiums and charges for all of said policies, and, if Subtenant shall fail to make any payment when due or carry any such policy, Sublandlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublandlord, with interest thereon at the interest rate specified in the Overlease for late payment of minimum rent from the date of such payment or the issuance of such policy, shall be repaid to Sublandlord by Subtenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Charges hereunder.  Payment by Sublandlord of any such premium, or the carrying by Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

D.

The waiver granted by Subtenant pursuant to Article 26 of the Overlease, as incorporated herein by reference, shall run in favor of Sublandlord, Overlandlord and such other parties as are named in the Overlease.

E.

Notwithstanding anything to the contrary contained in Article 39 of the Overlease, Subtenant agrees to defend, indemnify and hold harmless Sublandlord, and the agents, partners, shareholders, directors, officers and employees of Sublandlord, from and against all damage, loss, liability, cost and expense (including, without limitation, reasonable engineers’, architects’ and attorneys’ fees and disbursements) resulting from any of the risks intended to be covered by the insurance required herein and said Article 39 of the Overlease.  Such indemnification shall operate whether or not Subtenant has placed and maintained the insurance specified in this Paragraph 11, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Subtenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Sublandlord from one or more of said insurance companies by reason of injury or damage to or loss sustained on the Sublease Premises. The indemnification obligations of Subtenant under this Section 11(E) shall not include any matters arising out of the gross negligence or willful misconduct of Sublandlord.

12.

Non-Liability and Indemnification.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 12) and supplementing those provisions of Article 24B of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

A.

Neither Sublandlord nor Sublandlord’s agents shall be liable for:  (i) any damage to property of Subtenant or of others entrusted to employees of Sublandlord or to Sublandlord’s agents, nor for the loss or damage to any property of Subtenant or of any of Subtenant’s agents, employees or contractors by theft or otherwise; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, except to the extent any such injury or damage resulted from the acts or omissions of Sublandlord or of any of Sublandlord’s agents, employees or contractors; (iii) any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; or (iv) any latent defect in the Sublease Premises or in the Building.

B.

Subtenant agrees, irrespective of whether Subtenant shall have been negligent in connection therewith, to indemnify, protect, defend and save harmless, Sublandlord and Sublandlord’s partners, officers, directors, contractors, agents and employees (individually and collectively, the “Indemnified Party”) from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding, whether between Subtenant and the Indemnified Party, or between the Indemnified Party and any third party or otherwise), to which any such Indemnified Party may be subject or suffer arising from, or in connection with:  (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Sublease Premises, or (ii) the use and occupancy of the Sublease Premises, or from any work, installation or thing whatsoever done or omitted (other than by Sublandlord or by Sublandlord’s agents or employees or by Overlandlord or by Overlandlord’s agents or employees) in or about the Sublease Premises during the Term and during the period of time, if any, prior to the Commencement Date that Subtenant may have been given access to the Sublease Premises, or (iii) any default by Subtenant in the performance of Subtenant’s obligations under this Sublease, or (iv) any act, omission, carelessness, negligence or misconduct of Subtenant or of any of Subtenant’s agents, employees or contractors. The indemnification obligations of Subtenant under this Section 12 shall not include any matters arising out of the gross negligence or willful misconduct of Sublandlord.

13.

Access; Change in Facilities.  Supplementing the provisions of Article 22 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, Subtenant hereby (i) acknowledges the rights granted to Overlandlord and other parties pursuant to Article 22 of the Overlease, (ii) agrees that neither Sublandlord nor Overlandlord shall have any liability to Subtenant in connection with the exercise of such rights in accordance with said Article 22, and (iii) agrees to cooperate with Overlandlord to the extent that Sublandlord, as tenant under the Overlease, is required to cooperate with Overlandlord pursuant to the provisions of said Article 22.

14.

Damage or Destruction.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 14) and supplementing those provisions of Article 25 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

A.

Subtenant shall not be entitled to a rent abatement as a result of all or a portion of the Sublease Premises being damaged or rendered untenantable by fire or other casualty, unless Sublandlord, as tenant under the Overlease, shall be entitled to and shall actually receive a rent abatement with respect to such damaged portion of the Sublease Premises pursuant to the terms of the Overlease; it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.  Notwithstanding the foregoing provisions of this Section 14(A), if all or substantially all of the Sublease Premises are damaged or are rendered untenantable, then all Fixed Rent and Additional Charges payable under this Sublease shall be abated until such damage is repaired and the Sublease Premises is restored to substantially the same condition of the Sublease Premises prior to such damage and to the reasonable satisfaction of Sublandlord and the Sublease Premises are made tenantable.

B.

Sublandlord’s sole obligation with respect to delivering any notice, statement and/or estimate required by Article 25 of the Overlease shall be limited to the obligation to deliver to Subtenant a copy of any such notice, statement or estimate prepared by or on behalf of Overlandlord (which relates to the Sublease Premises), if and to the extent the same are received by Sublandlord from Overlandlord.

C.

Subtenant acknowledges and agrees that any and all obligations of “Landlord” described in Article 25 of the Overlease to repair or pay the cost of repairs in the event of a fire or other casualty shall be the obligation of Overlandlord (and not of Sublandlord).

15.

Eminent Domain.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 15) and supplementing those provisions of Article 27 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

A.

In the event that all of the Sublease Premises shall be acquired or condemned by eminent domain, this Sublease shall terminate as of the earliest of:  (i) the date of the vesting of title in the condemning authority; (ii) the date that Subtenant is dispossessed by the condemning authority; and (iii) the date that the Overlease shall be terminated pursuant to Article 27 thereof, as if said date were the Expiration Date.

B.

If only a portion of the Sublease Premises shall be so acquired or condemned then, unless the Sublease shall be terminated by virtue of the Overlease having been terminated pursuant to the terms of Article 27 thereof, this Sublease shall continue in full force and effect.  In such case, Subtenant shall not be entitled to a rent abatement with respect to such taken portion of the Sublease Premises unless Sublandlord, as tenant under the Overlease, shall be entitled to and shall actually receive a rent abatement with respect to such taken portion of the Sublease Premises pursuant to the terms of the Overlease; it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.  Notwithstanding the foregoing provisions of this Section 15(B), if all or substantially all of the Sublease Premises are damaged or are rendered untenantable, then all Fixed Rent and Additional Charges payable under this Sublease shall be abated until such damage is repaired and the Sublease Premises is restored to substantially the same condition of the Sublease Premises prior to such damage and to the reasonable satisfaction of Sublandlord and the Sublease Premises are made tenantable.

C.

In the event of any such acquisition or condemnation of all or part of the Sublease Premises, (i) Subtenant shall not receive any portion of the award for any such acquisition or condemnation, and (ii) Subtenant shall have no claim against Sublandlord or Overlandlord for the value of any unexpired portion of the Term and agrees not to join in any claim made by Overlandlord or Sublandlord and to execute all further documents that may be required in order to facilitate the collection of the award by Overlandlord.  Notwithstanding the foregoing, provided that, in the exercise of Sublandlord’s reasonable business judgment, neither Overlandlord nor Sublandlord will be adversely affected, Subtenant shall have the right to make a separate claim for Subtenant’s moving expenses, business dislocation expenses, furnishings, fixtures and other personal property, and the unamortized cost of Subtenant’s alterations, if any, that were paid for by Subtenant and not attributable to any contribution by Sublandlord.

16.

At End of Term.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 16) the provisions of Article 17 of the Overlease, as such provisions are applicable to the Sublease Premises:

A.

Upon the expiration or sooner termination of this Sublease, Subtenant shall vacate and surrender the Sublease Premises in broom-clean condition, restore the Sublease Premises to its condition prior to Subtenant’s entry onto the Sublease Premises, and shall forthwith repair any damage to the Sublease Premises caused by any permitted or required removal from the Sublease Premises of any of Subtenant’s furniture, moveable trade fixtures, improvements or any other property so removed from the Sublease Premises.

B.

The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as aforesaid will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder.  Subtenant therefore agrees that if possession of the Sublease Premises is not surrendered to Sublandlord on the Expiration Date or sooner termination of this Sublease, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall pay to Sublandlord for each month and for each portion of any month during which Subtenant holds over in the Sublease Premises after the Expiration Date or sooner termination of this Sublease, a sum equal to two (2) times the aggregate of the portion of the Fixed Rent and Additional Charges which were payable under this Sublease with respect to the last month of the Term.  In addition to making all required payments under this Subparagraph 16B, Subtenant shall, in the event of Subtenant’s failure to surrender the Sublease Premises in accordance with the terms of the Overlease, as modified by this Paragraph 16 and in the manner aforesaid, also indemnify and hold Sublandlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Subtenant in so surrendering the Sublease Premises, including, without limitation, any amounts payable by Sublandlord to Overlandlord pursuant to the Overlease and any claims made by any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys’ fees, disbursements and court costs incurred by Sublandlord in connection with any of the foregoing.  Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Paragraph 16, which provisions shall survive the Expiration Date or sooner termination of this Sublease.

17.

Rules and Regulations.  Subtenant shall, and Subtenant shall cause all of Subtenant’s agents, employees, licensees and invitees to, fully and promptly comply with all requirements of the rules and regulations of the Building and related facilities, copies of which are attached to the Overlease.  Subtenant acknowledges that Overlandlord shall at all times have the right to change such rules and regulations and/or Building services or to promulgate other rules and regulations and/or Building services in such manner as may be reasonable for safety, care or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations and/or Building services, changes and amendments will be forwarded to Subtenant in writing and shall be carried out and observed by Subtenant.  Subtenant shall further be responsible for the compliance with such rules and regulations and/or Building services by the employees, servants, agents, visitors, licensees and invitees of Subtenant.  In the event of any conflict between the provisions of this Sublease and the provisions of such rules and regulations, then the provisions of such rules and regulations shall control.

18.

Estoppel Certificates.  At any time and from time to time before or during the Term, but only when Overlandlord requests a certificate of Sublandlord under Section 23(C) of the Overlease, Subtenant shall, within ten (10) days after request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing addressed to Sublandlord and/or to such other party(ies) as Sublandlord may designate:  (i) certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Fixed Rent, Additional Charges and other charges have been paid, and (iii) stating whether or not, to the best knowledge of the signer of such certificate, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Sublease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph 18 may be relied upon by Sublandlord or by an assignee of Sublandlord’s interest.

19.

No Recording.  Neither party shall have the right to record this Sublease, and the same shall not be recorded.

20.

Waiver of Trial By Jury.  The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Sublease Premises, or for the enforcement of any remedy under any statute, emergency or otherwise.  If Sublandlord commences any summary proceeding against Subtenant, Subtenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Subtenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Subtenant.

21.

Assignment and Subletting.  Subtenant, on its own behalf and on behalf of its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants and agrees that Subtenant shall not: (i) assign, mortgage or encumber its interest in this Sublease, in whole or in part, or (ii) sublet, or permit the subletting of, the Sublease Premises or any part thereof, or (iii) permit the Sublease Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person or entity other than Subtenant.  Notwithstanding the foregoing provisions of this Section 21, provided that Subtenant shall comply with the provisions of the Overlease (including, without limitation, Article 21 thereof) with respect to assignment and subletting, Sublandlord agrees that it shall not unreasonably withhold or delay its consent to an assignment of this Sublease or a subletting of all or any portion of the Sublease Premises provided that Overlandlord shall consent to such assignment or subletting, and provided further that Sublandlord’s consent shall not be deemed to be unreasonably withheld if Sublandlord requires as a condition to any subletting or assignment that Subtenant construct a demising wall completely separating the Sublease Premises from the balance of the Premises (i.e. closing off access to the Pantry as indicated on Exhibit A).  Upon the request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall request the consent of Overlandlord and cooperate with Subtenant in obtaining any consent.

22.

Parking; Directory.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 22) and supplementing those provisions of Article 9 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, Subtenant shall have the right to use eleven (11) parking spaces (none of which shall be marked for Subtenant’s reserved use), for the parking of automobiles of Subtenant, its employees and invitees.  Modifying (to the extent of any inconsistency between such provisions and this Paragraph 22) and supplementing those provisions of Article 10 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises, Sublandlord shall request from Overlandlord that Subtenant have the right to use two (2) listings in addition to the twelve (12) directory listings referred to in such Article 10.

23.

Brokerage.  Subtenant represents and warrants to Sublandlord that no brokers, other than Newmark Knight Frank (the “Broker”), were instrumental in consummating this Sublease, and that no conversations, dealings or prior negotiations were had with any broker other than the Broker concerning the subletting of the Sublease Premises.  Sublandlord shall be responsible for the commission due to Broker in connection with this Sublease, pursuant to a separate agreement.  Each party hereby indemnifies and holds the other party hereto harmless from and against any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys’ fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation.

24.

Assignment of the Overlease.  The term “Sublandlord” as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord’s interest in the Overlease is assigned, the assignor Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

25.

Notices and Cure Periods; Conditions of Limitation and Remedies.

A.

All notices hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand, or by a reputable national overnight courier, to the addresses set forth below:

If to Sublandlord:

CRC Insurance Services, Inc.

One Metroplex Drive

Birmingham, Alabama 35209

Attention:

Charles Wood

with a copy to:

Stempel Bennett Claman & Hochberg, P.C.

675 Third Avenue

New York, New York  10017

Attention:

Jordan J. Metzger, Esq.

If to Subtenant (prior to the Commencement Date):

Ameritrans Capital Corporation

830 Third Avenue, 8th Floor

New York, New York  10022

Attention:

Michael Feinsod

If to Subtenant (from and after the Commencement Date):

Ameritrans Capital Corporation

50 Jericho Quadrangle

Jericho, New York

Attention:

Michael Feinsod

with a copy of any notice of default or termination to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attention:

Elliot Press, Esq.

B.

By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party’s notices are thereafter to be addressed.

C.

The effective date of any notice shall be the date of receipt of such notice (or the date that such receipt is refused, if applicable).

D.

In connection with the incorporation by reference of notice and other time limit provisions of the Overlease into this Sublease (and except with respect to actions to be taken by Subtenant for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease), the time limits provided in the Overlease for the giving or making of any notice by the tenant thereunder to Overlandlord, the holder of any mortgage, the lessor under any ground or underlying lease or any other party, or for the performance of any act, condition or covenant or the curing of any default by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Sublease, by shortening the same in each instance:  (i) to forty-five (45) calendar days with respect to all such periods of sixty (60) or more calendar or business days, (ii) to twenty (20) calendar days with respect to all such periods of thirty (30) or more calendar or business days but less than sixty (60) calendar or business days, (iii) to ten (10) business days with respect to all such periods of twenty (20) or more calendar or business days but less than thirty (30) calendar or business days, (iv) to five (5) business days with respect to all such periods of ten (10) or more calendar or business days but less than twenty (20) calendar or business days, and (v) to two (2) business days with respect to all such periods of five (5) or more calendar or business days but less than ten (10) calendar or business days; but in any and all events to a time limit enabling Sublandlord to give any notice, perform any act, condition or covenant, cure any default, and/or exercise any option within the time limit relating thereto as contained in the Overlease.  Subtenant shall, promptly upon receipt thereof, notify Sublandlord of any notice served by Overlandlord upon Subtenant under any of the provisions of the Overlease or with reference to the Sublease Premises.  Subtenant shall promptly furnish notice to Sublandlord of any action taken by Subtenant to cure any default under, or comply with any request or demand made by Overlandlord and/or Sublandlord in connection with the Overlease (pertaining to the Sublease Premises) or this Sublease.

26.

Condition of the Sublease Premises.

A.

It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease.  Sublandord shall deliver the Sublease Premises, and Subtenant agrees to accept possession of the Sublease Premises, (i) free of all tenancies and rights of occupancy and (ii) in “as is” and “where is” condition on the Commencement Date hereof (including, without limitation, containing the furniture and equipment referred to in Section 26(B) of this Sublease), and Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant’s occupancy.

B.

Subtenant acknowledges that during the Term, Sublandlord has granted to Subtenant a license to use all of the items of furniture and equipment which are presently located in the Sublease Premises and as set forth in Exhibit C attached hereto, all of which shall remain the property of Sublandlord; provided, however, that during the Term such items of equipment shall be maintained by Subtenant and, at the expiration of the Term, shall at Sublandlord’s sole option be surrendered to Sublandlord in the condition such items of equipment are in on the date of this Sublease, ordinary wear and tear excepted or removed by Subtenant at its sole cost and expense.

C.

Each of Sublandlord and Subtenant hereby acknowledge and agree that in, connection with Subtenant's non-exclusive use of the Pantry, if requested by Sublandlord, (i) Subtenant shall keep the door to the Pantry that leads to the Sublease Premises, closed and locked after normal business hours, and (ii) Sublandlord shall keep the door to the Pantry that leads to the remainder of the Premises, closed and locked after normal business hours.  Sublandlord shall provide a lock to the door leading from the Pantry to the Sublease Premises if no lock is on such door as of the date hereof.  Sublandlord and Subtenant covenant and agree that neither shall hold the other liable for any damages to personal property or related costs or expenses arising solely out of Sublandlord or Subtenant's failure to keep its respective access door to the Pantry locked after normal business hours as set forth in this Section.

27.

Security.

A.

Upon the execution of this Sublease and receipt of the consent of the Overlandlord to this Sublease as provided in Section 32 of this Sublease, Subtenant shall deposit with Sublandlord the sum of $22,222.50 (the “Security Deposit Amount”), as security for the faithful performance and observance by Subtenant of all of the covenants, agreements, terms, provisions and conditions of this Sublease.  Subtenant agrees that, if Subtenant shall default with respect to any of the covenants, agreements, terms, provisions and conditions that shall be the obligation of Subtenant to observe, perform or keep under the terms of this Sublease, including the payment of the Fixed Rent and Additional Charges, Sublandlord may use, apply or retain the whole or any part of the security being held by Sublandlord (the “Security”) to the extent required for the payment of any Fixed Rent and Additional Charges, or any other payments as to which Subtenant shall be in default or for any monies which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease, including any damages or deficiency in the reletting of the Sublease Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord.  Sublandlord shall not be required to so use, apply or retain the whole or any part of the Security so deposited, but if the whole or any part thereof shall be so used, applied or retained, then Subtenant shall immediately deposit with Sublandlord an amount in cash equal to the amount so used, applied or retained, so that Sublandlord shall have the entire Security on hand at all times during the Term.  In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Sublease, the Security shall be returned to Subtenant within ten (10) days after the Expiration Date and delivery of exclusive possession of the Sublease Premises to Sublandlord.  In the event of any making or assignment of any ground or underlying lease or upon an assignment of Sublandlord’s interest in this Sublease:  (i) Sublandlord shall have the right to transfer the Security to the assignee or lessee or transferee, and (ii) upon acknowledgment by such assignee or lessee or transferee of receipt of the Security, (x) Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Security, and (y) Subtenant agrees to look solely to Sublandlord’s successor for the return of said Security; it being agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Sublandlord.  Subtenant further covenants that Subtenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security, and that neither Sublandlord nor Sublandlord’s successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

B.

Sublandlord agrees to place the Security in a separate interest-bearing account in a bank that is a member of the New York Clearinghouse Association, and, unless disbursed or applied by Sublandlord as provided in Subparagraph 27A above, the interest earned thereon (less an amount equal to the lesser of (i) the interest earned thereon and (ii) one (1%) percent of the Security, which may be retained by Sublandlord each year as compensation for management and administration of said account) shall, in Sublandlord’s discretion: (i) be added to the Security Deposit Amount as additional security, and shall be held and/or disbursed in accordance with the provisions of said Subparagraph 27A, or (ii) be disbursed annually to Subtenant within sixty (60) days following Sublandlord’s receipt of a written request therefor from Subtenant, but only if Subtenant shall not be in default with respect to any of Subtenant’s obligations under this Sublease.

28.

No Personal Liability.  The liability of Sublandlord for any default by Sublandlord under the terms of this Sublease shall be limited to the interest of Sublandlord in the Sublease Premises, including Sublandlord’s interest in any rental income, condemnation proceeds or insurance awards then being held by Sublandlord at the time of enforcement of any judgment against Sublandlord.  In no event shall Subtenant (or any person or entity claiming by, through or under Subtenant) make any claim against the direct or indirect shareholders, officers, directors, individuals, partners, members or joint venturers of Sublandlord for any deficiency, nor shall any direct or indirect shareholders, officers, directors, individuals, partners, members or joint venturers of Sublandlord, Overlandlord or the lessor under any ground or underlying lease have or be subject to levy, attachment or other enforcement of a remedy sought by Subtenant or anyone claiming by, through or under Subtenant for any breach or claim under or in connection with this Sublease.

29.

Miscellaneous.  This Sublease is made in the State of New York and shall be governed by and construed under the laws thereof.  This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein).  The headings in this Sublease are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.  Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular.  This Sublease shall not be binding upon Sublandlord for any purpose whatsoever unless and until Sublandlord has delivered to Subtenant a fully executed duplicate original hereof.

30.

Valid Authority.  Subtenant hereby represents and warrants to Sublandlord that:

A.

Subtenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full right and authority to enter into this Sublease; and

B.

The execution, delivery and performance of this Sublease by Subtenant:  (i) has been duly authorized, (ii) does not conflict with any provisions of any instrument to which Subtenant is a party or by which Subtenant is bound, and (iii) constitutes a valid, legal and binding obligation of Subtenant.

Sublandlord hereby represents and warrants to Subtenant that:

C.

Sublandord is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full right and authority to enter into this Sublease; and

D.

The execution, delivery and performance of this Sublease by Sublandlord:  (i) has been duly authorized, (ii) does not conflict with any provisions of any instrument to which Sublandlord is a party or by which Sublandlord is bound, and (iii) constitutes a valid, legal and binding obligation of Sublandlord.

31.

No Existing Subtenants.  Sublandlord hereby represents and warrants to Subtenant that Sublandlord is the sole occupant of the Sublease Premises as of the date of this Sublease and that are no subtenants, licensees or other occupants of the Sublease Premies.  Accordingly, if for any reason Sublandlord fails to give possession of the Sublease Premises (in the condition required pursuant to Section 26 of this Sublease) to Subtenant on or before the date that is 30 days from the date hereof, then Subtenant may at any time prior to such delivery of possession terminate this Sublease by written notice to Sublandlord of such termination.  Upon any such termination, this Sublease shall become null and void, all amounts paid by Subtenant to Sublandlord in respect of the Lease shall be returned to Tenant, and neither party shall have any further rights or obligations under this Sublease, except for any provision of this Sublease that expressly states that it will survive the expiration or termination of ths Sublease.  The provisions of this Paragraph 31 shall be considered an express agreement governing any case of Sublandlord’s failure to deliver possession of the Sublease Premises, and any law now or hereafter in force which is inconsistent with the provisions of this Paragraph 31 shall have no application in such case.

32.

Consent of Overlandlord under the Overlease.  This Sublease shall have no effect until Overlandlord shall have given written consent hereto.  This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Overlandlord to this Sublease, to the extent required under the Overlease.  Sublandlord shall promptly request such consent, and Subtenant shall cooperate with Sublandlord to obtain such consent and shall provide all information concerning Subtenant that Overlandlord shall reasonably request.  If such consent is refused or if Overlandlord shall otherwise fail to grant such consent prior to the date that is thirty (30) days following the date of this Sublease, then either party may, by written notice to the other, given at any time prior to the granting of such consent but in no event prior to thirtieth (30th) day following the date of this Sublease, terminate and cancel this Sublease, whereupon Sublandlord shall refund to Subtenant any rent paid in advance hereunder together with Subtenant’s Security Deposit Amount.  Upon the making of such refunds, neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.  Subtenant acknowledges that Subtenant may be required to execute and deliver a consent agreement as a condition precedent to the execution thereof by Overlandlord, provided, however, that such consent agreement shall be in form and substance reasonably satisfactory to Subtenant.  Subtenant agrees that Subtenant shall promptly execute and deliver to Sublandlord such consent agreement.

[Remainder of Page Intentionally Left Blank;
Signatures Follow on Next Page]

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

SUBLANDLORD:

CRC INSURANCE SERVICES, INC.

By: /s/ Charles W. Wood Jr.

Name: Charles W. Wood Jr.

Title: COO

SUBTENANT:

AMERITRANS CAPITAL CORPORATION

By: /s/ Michael Feinsod

Name: Michael Feinsod

Title: CEO and President